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                                                                    EXHIBIT 23.9


February 8, 2001


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of Oil States International, Inc. of our report dated January 29, 1999, relating to the financial statements of CE Franklin Ltd., which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Calgary, Alberta